                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]   Preliminary Proxy Statement

[X]   Definitive Proxy Statement

[_]   Definitive Additional Materials

[_]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12


                               WYLE LABORATORIES
.............................................................................
               (Name of Registrant as Specified In Its Charter)

                        WYLE LABORATORIES (REGISTRANT)
..............................................................................
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

         Common Stock
         .......................................................................

      2) Aggregate number of securities to which transaction applies:

         12,249,166 shares at March 15, 1994
         .......................................................................

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.*

         N/A
         .......................................................................

      4) Proposed maximum aggregate value of transaction:

         N/A
         .......................................................................

  * Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

         ......................................................

      2) Form, Schedule or Registration Statement No.:

         ......................................................

      3) Filing Party:

         ......................................................

      4) Date Filed:

         ......................................................


Notes:

                                [LOGO OF WYLE]

                            15370 BARRANCA PARKWAY
                                P.O. BOX 57008
                         IRVINE, CALIFORNIA 92619-7008

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 10, 1994

                               ----------------

  The Annual Meeting of Shareholders of Wyle Laboratories (the "Company") will be held on Tuesday, May 10, 1994, at 10:30 a.m., Pacific Daylight Time, at The Regent Beverly Wilshire Hotel, Le Grand Trianon, 9500 Wilshire Boulevard, Beverly Hills, California 90212. Please refer to the map on the outside back cover of the accompanying Proxy Statement for directions to the Annual Meeting location.

  The meeting will consider the following business, which is described in the accompanying Proxy Statement:

  1. Election of a Board of Directors to hold office until their successors are elected and qualified. The nominees for election to the Board of Directors are named in the accompanying Proxy Statement.

  2. Approval of the Wyle Laboratories 1993 Eligible Directors' Stock Option
     Plan.

  3. Ratification of the selection of Arthur Andersen & Co. as independent public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1994.

  4. Such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on March 15, 1994, as the record date for determining those shareholders who will be entitled to notice of and to vote at the meeting or at any adjournment thereof.

                                       By Order of the Board of Directors


                                       [SIGNATURE OF STEPHEN D. NATCHER]

                                       Stephen D. Natcher
                                       Secretary

Irvine, California
March 28, 1994

  IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE SHAREHOLD-ERS' INTERESTS BE REPRESENTED AT THE ANNUAL MEETING. IF YOU ARE UNABLE TO BE PRESENT IN PERSON OR OTHERWISE BE REPRESENTED AT THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY, SO THAT YOUR SHARES WILL BE REPRESENTED.

                                [LOGO OF WYLE]

                            15370 BARRANCA PARKWAY
                                P.O. BOX 57008
                         IRVINE, CALIFORNIA 92619-7008

                               ----------------

                                PROXY STATEMENT
                                MARCH 28, 1994

                               ----------------

GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Wyle Laboratories (the "Company") of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 10, 1994, at 10:30 a.m., Pacific Daylight Time, at The Regent Beverly Wilshire Hotel, Le Grand Trianon, 9500 Wilshire Boulevard, Beverly Hills, California 90212 (the "Annual Meeting").

  If the accompanying proxy is signed properly, dated and returned, the shares represented thereby will be voted in accordance with the specifications therein. Your proxy may be revoked at any time before its exercise by filing with the Secretary of the Company, at 15370 Barranca Parkway, P.O. Box 57008, Irvine, California 92619-7008, a written notice of revocation or an executed proxy bearing a later date. The execution of the enclosed proxy will not affect your right to vote in person should you find it convenient to attend the Annual Meeting and desire to vote in person.

  The expense of soliciting proxies will be borne by the Company. It is contemplated that proxies of registered shareholders will be solicited principally through the use of the mails, but directors, officers and regular employees of the Company may solicit proxies personally or by other appropriate means. The Company has engaged Corporate Investor Communications, Inc. to deliver the Company's proxy materials to brokers, nominees, fiduciaries and other custodians for distribution to their beneficial owners, and to solicit proxies from brokers, nominees, fiduciaries and other custodians. The cost of this service is approximately $5,000 plus out-of-pocket expenses. Although there is no formal agreement to do so, the Company will also reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals.

  This Proxy Statement and the accompanying proxy were first mailed to shareholders on or about March 28, 1994.

VOTING SECURITIES

  On March 15, 1994, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, 12,249,166 shares of the Company's Common Stock were outstanding.

  Votes cast by proxy or in person at the Annual Meeting will be counted by an appointed inspector of election. The inspector of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote, for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

  The inspector of election will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote or that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters.

  In the election of directors, shares present but not voting will be disregarded (except for quorum purposes) and the candidates for election receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by those shares will be elected and votes cast against a candidate or votes withheld will have no legal effect. Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card.

  Each shareholder of record is entitled to one vote for each share of Common Stock held on all matters to come before the Annual Meeting, except that shareholders may cumulatively vote their shares with respect to the election of directors. Pursuant to California law, no shareholder can cumulate votes unless the names of the candidates for which such votes are to be cast have been placed in nomination prior to the voting and a shareholder has, prior to the voting, given notice at the meeting of an intention to cumulate votes. If any shareholder has given such notice, all shareholders may cumulate their votes for the candidates in nomination. If cumulative voting is utilized, each shareholder may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or may distribute that aggregate number of votes among as many candidates as the shareholder determines.

ELECTION OF DIRECTORS
(PROPOSAL 1)

  Eleven persons have been nominated for election at the Annual Meeting to serve as directors until the next Annual Meeting and until their respective successors are duly elected and qualified. All eleven nominees named are now serving as directors and have been previously elected by the shareholders. Unless otherwise specified on the Proxy, each Proxy will be voted FOR the Board's nominees. If any nominee becomes unavailable for election for any reason which is not now foreseen, the Proxies may be voted for the election of some other qualified person. The following table sets forth certain information with respect to each nominee:

                CHARLES M. CLOUGH, 65, is Chairman of the Board and Chief Executive Officer of the Company. Mr. Clough joined the Company in 1982 as Executive Vice President of the Company and President of its Electronics Marketing Group, became President and Chief Operating Officer of the Company in 1985, was elected President and Chief Executive Officer of the Company in June 1988, became Chairman, President and Chief Executive Officer of the Company in June 1991 and was elected to his current position in June 1992. He is a member of the Executive and Nominating Committees. Mr. Clough was elected a director in 1984 and is also a director of Farr Company.
    (PHOTO)

                JOHN B. FARRELL, 71, is adjunct professor of accounting-information systems at the University of California at Los Angeles (UCLA) John E. Anderson Graduate School of Management. Until his retirement in 1983,Mr. Farrell was the partner in charge of the Century City office of Price Waterhouse, an international accounting and consulting firm. He is chairman of the Audit Committee and a member of the Nominating Committee. Mr. Farrell was elected a director in 1987.
    (PHOTO)

                THEODORE M. FREEDMAN, 63, has served as a consultant to the Company since his retirement on January 31, 1992, and served for more than three years prior to that date as Executive Vice President-Finance and Treasurer, Chief Financial Officer of the Company. He is a member of the Audit Committee.Mr. Freedman was elected a director in 1982.
    (PHOTO)

                JOHN R. HERRING, 62, is an Executive Vice President of the Company and President of its Scientific Services & Systems Group and has served in that capacity for more than five years. He is a member of the Executive Committee. Mr. Herring was elected a director in 1967.
    (PHOTO)

                JACK S. KILBY, 70, has been an independent consultant in electronic engineering for more than 15 years. From 1958 to 1970, Mr. Kilby was employed by Texas Instruments Incorporated, where he invented the monolithic integrated circuit, which, along with his other accomplishments, led to his induction into the National Inventors Hall of Fame. Mr. Kilby is also currently Chairman of the Department of Defense Advisory Group on Electron Devices. He is a member of the Audit Committee. Mr. Kilby was elected a director in 1988 and is also a director of Electro Scientific Industries and Tech Electro Industries.
    (PHOTO)

                JAMES J. MCMORROW, 66, is the Senior Managing Partner of The Foristall Company, a financial relations consulting firm. He is Chairman of the Nominating Committee and a member of the Executive and Executive Compensation Committees. Mr. McMorrow was elected a director in 1975 and is also a director of Electro Rent Corporation; Farr Company; House of Fabrics, Inc.; and Superior Industries International, Inc.
    (PHOTO)

                RALPH L. OZORKIEWICZ, 47, is President and Chief Operating Officer of the Company. He joined the Company in March 1985, was named Executive Vice President of the Electronics Marketing Group in April 1985, was elected President of the Group and Vice President of the Company in September 1985, became Executive Vice President of the Company in June 1988 and was elected to his present position in June 1992. He is a member of the Executive Committee. Mr. Ozorkiewicz was elected a director in 1992.
    (PHOTO)

                EDWARD SANDERS, 71, is a principal in the law firm of Sanders, Barnet, Goldman, Simons & Mosk, A Professional Corporation. He is Chairman of the Executive Compensation Committee and a member of the Audit Committee. Mr. Sanders was elected a director in 1980 and is also a director of City National Corporation and City National Bank.
    (PHOTO)

                STANLEY A. WAINER, 67, has served as Chairman of the Executive Committee and a consultant to the Company since June 11, 1991 and August 1, 1991, respectively. From 1988 to 1991, he was Chairman of the Board and from 1985 to 1988 served as Chairman of the Board and Chief Executive Officer. He is a member of the Audit, Executive, Executive Compensation and Nominating Committees. Mr. Wainer was elected a director in 1966. He is also a director of Liberty Mutual Insurance Company; Liberty Mutual Fire Insurance Company; Liberty Mutual Life Assurance Company; and Liberty Financial Companies, Inc.
    (PHOTO)

                FRANK S. WYLE, 74, is Founder Chairman and has been a consultant to the Company for more than five years. Formerly, he served as Chairman of the Board. He is a member of the Executive and Executive Compensation Committees. Mr. Wyle was elected a director in 1953.
   (PHOTO)

                F. STEPHEN WYLE, 50, was a founder, President and Chief Executive Officer of Trancel Corporation (formerly Cell Biotech, Inc.) from June 1989 until May 1990, and since June 1990 has been an independent consultant. Mr. Stephen Wyle was an independent marketing consultant for more than one year priorto June 1989. He is a member of the Audit and Nominating Committees.Mr. Stephen Wyle was elected a director in 1980. Mr. Stephen Wyle is the son of Mr. Frank S. Wyle.
   (PHOTO)

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

  The Board of Directors has established an Executive Committee and three functional standing committees with responsibilities in specific areas of Board activity. The Board met six times during the fiscal year ended December 31, 1993; all nominees attended at least 75% of the combined meetings of the Board and their assigned Board committees.

 Audit Committee

  The Audit Committee is composed of six non-employee directors. Its purpose is to review audit and financial reporting matters with representatives of the Company's financial management and its independent certified public accountants. The Committee also selects and recommends to the Board of Directors the independent certified public accountants to audit the Company's financial statements. The committee also reviews and monitors the Company's financial reports and accounting practices to ensure that they are within acceptable limits of sound practice. To assure complete independence, the certified public accountants have full and free access to meet with the Audit Committee, with or without management representatives present, to discuss the results of their examinations, the adequacy of internal accounting controls and the quality of financial management and reporting. This committee met twice during the fiscal year ended December 31, 1993.

 Executive Committee

  The Executive Committee is composed of three employee directors and three non-employee directors. This committee has broad authority to carry out the functions of the Board in the periods between meetings of the Board of Directors. The committee did not meet during the fiscal year ended December 31, 1993.

 Executive Compensation Committee

  The Executive Compensation Committee is composed of four non-employee directors. The committee recommends to the Board the establishment and modification of executive compensation plans and programs. It considers and recommends to the Board remuneration arrangements for senior management earning more than $175,000 a year, as well as the compensation for the executive officers of the Company. The committee also grants awards and administers the various stock option and stock incentive plans of the Company. This committee met four times during the fiscal year ended December 31, 1993.

 Nominating Committee

  The Nominating Committee is composed of one employee director and four non-employee directors. Its purpose is to consider and recommend to the Board its proposed slate of directors for submission to the shareholders at the Company's Annual Meeting of Shareholders. This committee will consider shareholder nominations for the 1995 Annual Meeting of Shareholders, which should be submitted in writing to the Company by December 31, 1994. This committee met once during the fiscal year ended December 31, 1993.

SECURITY OWNERSHIP

  The following table sets forth certain information with respect to shares of the Company's outstanding Common Stock which are held by: (i) each director and executive officer of the Company; (ii) all directors and executive officers of the Company as a group; and (iii) the only persons known to the Company to be the beneficial owners of more than five percent of such Common
Stock:

                                               AMOUNT AND
                                               NATURE OF
                                               BENEFICIAL       PERCENT
                    NAME                      OWNERSHIP(1)      OF CLASS
                    ----                      ------------      --------
By Directors:
  Charles M. Clough                               31,692(2)(3)       *
  John B. Farrell                                  3,000             *
  Theodore M. Freedman                             4,098             *
  John R. Herring                                 21,874(2)(3)       *
  Jack S. Kilby                                    4,000             *
  James J. McMorrow                                3,125             *
  Ralph L. Ozorkiewicz                            25,620(2)(3)       *
  Edward Sanders                                   1,578             *
  Stanley A. Wainer                                2,500             *
  Frank S. Wyle                                  289,291(4)        2.3%
  F. Stephen Wyle                                  1,677             *
By Executive Officers: (2)
  Joseph A. Adamczyk                              19,050(3)          *
  R. Van Ness Holland, Jr.                        48,058(3)          *
By All Directors and Executive Officers as a     491,674(3)(7)       4%
 Group (14 persons)
By Five Percent Holders:
  FMR Corp.                                    1,549,700(5)       12.6%
   82 Devonshire Street
   Boston, Massachusetts 02109
  State of Wisconsin Investment Board          1,188,500(6)        9.7%
   P.O. Box 7842
   Madison, Wisconsin 53707

- --------
 *  Represents holdings of less than one percent.
(1) Unless otherwise indicated, all shares are owned beneficially by the specified individual with sole voting and investment power. Shareholdings of directors and executive officers are shown as of March 15, 1994.

(2) Messrs. Clough, Herring and Ozorkiewicz are also executive officers.
(3) Messrs. Clough, Herring, Ozorkiewicz, Adamczyk and Holland as executive officers hold stock options granted under the Company's stock option and stock incentive plans exercisable within 60 days of March 15, 1994 to purchase an aggregate of -0-; -0-; 15,000; 18,550; and 39,500 shares of the Company's Common Stock, respectively. Such shares are shown as beneficially owned by each person named above. These shares have also been considered to be outstanding for purposes of calculating the percentage of ownership of each such person and directors and executive officers as a group.
(4) Mr. Frank S. Wyle owns 1,309 shares outright with sole voting and investment power. As to 282,834 shares, Mr. Wyle is the grantor and trustee of the Frank and Edith Wyle 1980 Revocable Trust which holds such shares. The trust can be revoked at any time by Mr. Wyle. The amount shown also includes 5,148 shares owned by his wife, Mrs. Edith R. Wyle.
(5) FMR Corp. ("FMR"), a parent holding company within the meaning of the Securities Exchange Act of 1934 (the "34 Act"), filed a Schedule 13G, as amended, under the 34 Act reporting the beneficial ownership of these shares as of December 31, 1993 by certain of its subsidiaries. FMR has sole power to vote or direct the vote of 49,200 of such shares and sole power to dispose or to direct the disposition of all 1,549,700 shares. As of December 31, 1993, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR and a registered investment adviser under the Investment Advisors Act of 1940 (the "40 Act"), beneficially owned 1,500,500 of such shares as the result of acting as investment adviser to several registered investment companies. The trustees or directors, as the case may be, of any particular investment company have the power to vote or direct the vote of the shares owned by that company; FMR, through its control of Fidelity, and each fund itself has sole power to dispose of the shares. The total reported reflects the latest Company information as to share ownership on behalf of this shareholder.
(6) The State of Wisconsin Investment Board, a state agency which provides professional fund management of funds held by the State and its subdivisions, filed a Schedule 13G, as amended, under the 34 Act, reporting the beneficial ownership of these shares as of December 31, 1993, including sole voting and disposition power of all such shares. The total reported reflects the latest Company information as to share ownership on behalf of this shareholder.
(7) Certain officers of the Company are members of the committee which administers the Company's pension plan (see below for a description of the plan) and are trustees of a trust which owns for the benefit of the plan participants 29,611 shares of the Company's Common Stock, and in such capacity those officers share voting and investment power over such shares. Such shares have not been included in calculating the amount or percentage of beneficial ownership of each individual executive officer/director; however, these shares have been included in the amount and percentage of beneficial ownership of all directors and executive officers as a group.

DIRECTOR COMPENSATION

  Each director who is not an employee of the Company receives compensation for services as a director at an annual rate of $27,500 ($25,208 for the eleven-month fiscal year ended December 31, 1993). Each non-employee director is also paid $1,000 for each committee of which he is a member, $2,500 for each committee of which he is the chairman, and a per meeting fee of $750 for each committee meeting attended.

  The Company provides a Deferred Compensation Plan for its non-employee directors. The plan provides that the directors may elect, prior to December 31 of each year, to defer part or all of their compensation for the following fiscal year, which deferral will continue until the election is revoked. The compensation deferred accrues interest at the Bank of America prime rate. The compensation deferred and any accrued interest will be paid to each participant in 120 equal monthly installments commencing on the 15th day of the month following the month the person ceases to be a director, absent a prior election to receive benefits in another manner. The plan also provides for various payment terms to beneficiaries in the event of death. The Company has entered into agreements to secure funding of these benefits under certain circumstances.

  The Company has established an Outside Directors Retirement Plan for its non-employee directors. Participation is automatic, and benefits become payable upon a director's serving at least five consecutive years as an outside director. The plan provides for benefit payments after a director's retirement equal to $18,000 per year for the number of years equal to the director's service as a director, with a maximum benefit of ten years. Payments are made only during a director's lifetime, with no survivor benefits being paid after death. The plan provides for the acceleration of benefits upon the occurrence of certain involuntary changes of control of the Company.

  The Board of Directors of the Company has approved, subject to shareholder approval at the Annual Meeting, an Eligible Directors' Stock Option Plan covering 125,000 shares of the Company's Common Stock, pursuant to which eligible non-employee directors will each receive nonqualified stock options covering a maximum of 10,000 shares of the Company's Common Stock in 5,000 share increments effective October 1, 1993 and every October 1st thereafter at an exercise price equal to the fair market value on the date of award. Please refer to the material under Proposal 2 herein entitled "Approval of the 1993 Eligible Directors' Stock Option Plan."

  Mr. Wainer has a Compensation Agreement with the Company which provides that he was to serve as Chairman of the Board until the Company's 1991 Annual Meeting of Shareholders, at which time he would become Chairman of the Executive Committee. As of July 31, 1991, Mr. Wainer retired from full-time employment with the Company and, in accordance with the terms of the agreement, serves as a consultant to the Company until July 31, 1994. The agreement provides for payment to Mr. Wainer for his services at the rate of $225,000 for each 12-month period from August 1, 1991 to July 31, 1994. Mr. Wainer is also entitled to office space and a full-time secretary during his consulting period. The agreement provides for termination for cause or in case of death, illness or extended periods during which he cannot perform his duties.

  On July 31, 1984, Mr. Frank S. Wyle retired from full-time employment with the Company and currently serves under contract as a consultant to the Company. For his consulting services, Mr. Wyle is entitled to compensation of $250,000 for each twelve-month period, which amount is adjusted upward annually for any increase in the consumer price index after December 31, 1980 (an adjusted base of $408,000 for the fiscal year ended December 31, 1993), less the sum of any amounts received pursuant to social security and amounts received under the Company's pension plan. During the eleven-month fiscal year ended December 31, 1993, the amount paid by the Company applicable to this agreement was $261,851. The agreement provides that in the event of Mr. Wyle's death, payments will be made to his spouse through July 31, 1994. The agreement also provides that in the event of certain involuntary changes of control of the Company, Mr. Wyle (or his spouse) may be entitled to an acceleration of a portion of the payments due under his contract. The agreement further provides, among other things, for medical and life insurance coverages, disability benefits, office space for his use and secretarial services.

  Pursuant to the terms of a Retirement and Consulting Agreement between the Company and Mr. Freedman, he retired from full-time employment with the Company on January 31, 1992, and serves as a consultant to the Company until December 13, 1995. For his consulting services, Mr. Freedman is entitled to compensation at an annual rate of $175,000. The agreement provides, among other things, for the continuation of group life and other insurance coverages and part-time use of office space and secretarial services. The agreement further provides for termination for cause or in case of death, illness or extended periods during which he cannot perform his duties.

  Mr. Herring has an employment agreement with the Company that will expire on July 31, 1994. (See "Executive Officers' Compensation and Other Information" herein). Pursuant to a retirement agreement approved by the Board of Directors in December 1993, effective August 1, 1994, Mr. Herring will retire as a full-time employee and will commence receiving retirement benefits as if he had attained age 65. Mr. Herring also will receive his Company leased vehicle, will be entitled to an office and part-time secretarial services during the period he serves as a director, and will be eligible for a discretionary incentive award for the seven-month period ending July 31, 1994. In addition, the Company will continue to make its premium payments on Mr. Herring's "split dollar" and Company paid group life insurance policies until he attains age 65.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELEVEN NOMINEES LISTED ABOVE. PROXIES RECEIVED WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THE PROXY.

            EXECUTIVE OFFICERS' COMPENSATION AND OTHER INFORMATION

COMPENSATION AND RELATED MATTERS

  In November 1993, the Company changed its fiscal year end from January 31 to December 31; accordingly, the most recent fiscal year is December 31, 1993, an eleven-month fiscal year. The following table sets forth for the fiscal years ended December 31, 1993, January 31, 1993, and January 31, 1992, a summary of all annual and long term compensation for the Chief Executive Officer and the four most highly compensated executive officers (other than the Chief Executive Officer) who served as executive officers during the fiscal year ended December 31, 1993.

                        SUMMARY COMPENSATION TABLE (A)

                                                      LONG TERM
                                                     COMPENSATION
                             ANNUAL COMPENSATION        AWARDS
                          -------------------------- ------------
          (A)                                            (G)            (I)
        NAME AND            (B)      (C)      (D)      OPTIONS/      ALL OTHER
       PRINCIPAL           FISCAL   SALARY  BONUS(B)   SARS(C)    COMPENSATION(D)
        POSITION            YEAR     ($)      ($)        (#)            ($)
       ---------           ------   ------  --------   --------   ---------------
Charles M. Clough         12/31/93 $398,750 $293,480    50,000        $   -0-
 Chairman and Chief        1/31/93  435,000  332,475       -0-         51,495
  Executive Officer        1/31/92  400,000  255,750       -0-            --

Ralph L. Ozorkiewicz      12/31/93  275,000  164,450    20,000         42,498
 President and Chief       1/31/93  250,000  183,028    30,000          8,106
  Operating Officer        1/31/92  220,000  135,575       -0-            --

John R. Herring           12/31/93  261,250  100,581       -0-         34,709
 Executive Vice Presi-     1/31/93  285,000  172,463       -0-         32,990
  dent of the Company      1/31/92  285,000  164,250       -0-            --
  and President of
  Scientific Services
  & Systems Group

R. Van Ness Holland, Jr.  12/31/93  210,833  116,380    15,000         12,251
 Executive Vice Presi-     1/31/93  220,000  130,000    20,000          4,861
  dent-Finance and         1/31/92  182,000   60,450       -0-            --
  Treasurer, Chief
  Financial Officer

Joseph A. Adamczyk        12/31/93  201,667  122,815    15,000         23,153
 Vice President of the     1/31/93  167,500  116,110    20,000            -0-
  Company and President    1/31/92  160,000   74,550     4,000            --
  of Electronics
  Marketing Group

- -------
(A) Columns (e) "Other Annual Compensation", (f) "Restricted Stock Awards" and
    (h) "LTIP Payouts" are omitted from the table as there was no such compensation awarded to, earned by, or paid to any of the named executive officers in any fiscal year covered by the table.

(B) The Company has an incentive compensation program for executive officers based in part on consolidated financial performance. Bonuses for those executive officers with direct operating responsibilities are based in part on group financial performance. The remaining portion of each officer's bonus is awarded in the discretion of the Board of Directors, on the recommendation of the Executive Compensation Committee. For the fiscal year ended December 31, 1993, awards were adjusted to reflect the shorter eleven-month period. See "Report of the Executive Compensation Committee" herein.
(C) The amounts reflected in this column represent grants of stock options only.
(D) Information for years ending prior to December 15, 1992 is not required to be disclosed. The amounts shown in this column for the last two fiscal years represent, for Messrs. Clough, Ozorkiewicz, Holland and Adamczyk, Company paid split-dollar insurance premiums and represent for Mr. Herring for the fiscal years ended December 31, 1993 and January 31, 1993 $30,738 and $29,747, respectively, in Company paid split-dollar insurance premiums and $3,971 and $3,243, respectively, in Company paid group life insurance program premiums. See "Insurance Benefits" herein.

STOCK OPTIONS

  The following table reflects information as to stock options granted for those named individuals above in the Summary Compensation Table, during the last fiscal year ended December 31, 1993, and other information relating thereto:

                            OPTION/SAR GRANTS TABLE
                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                      GRANT DATE
                           INDIVIDUAL GRANTS                             VALUE
- --------------------------------------------------------------------  ----------
        (A)                 (B)          (C)        (D)       (E)        (F)
                          NUMBER OF    % OF TOTAL
                         SECURITIES  OPTIONS/SARS EXERCISE
                         UNDERLYING   GRANTED TO  OR BASE             GRANT DATE
                         OPTIONS/SARS EMPLOYEES IN  PRICE   EXPIRATION  PRESENT
        NAME             GRANTED (#)  FISCAL YEAR   ($/SH)     DATE    VALUE ($)
- --------------------    ------------ ------------ -------- ---------- ----------
                        (A),(B),(C)                 (D)                  (E)
Charles M. Clough           50,000        13%       $17.00   8/31/03    $217,000
Ralph L. Ozorkiewicz        20,000         5%        17.00   8/31/03      86,800
John R. Herring              -0-          -0-        -0-       -0-         -0-
R. Van Ness Holland, Jr.    15,000         4%        17.00   8/31/03      65,100
Joseph A. Adamczyk          15,000         4%        17.00   8/31/03      65,100

- --------
(A) Options were granted in the eleven-month fiscal year ended December 31, 1993 under the Company's 1992 Stock Incentive Plan (the "1992 Plan"), and, except for Mr. Clough, become exercisable in increments of 20% per year beginning one year after the date of grant until fully vested on the fifth anniversary date. Mr. Clough's option will become exercisable in increments of 20% per year beginning one year after the date of grant and fully exercisable upon his expected retirement as a full-time employee at the 1995 Annual Meeting of Shareholders. See the material under the heading "Employment Agreements" herein. No stock appreciation rights ("SARs") were granted.
(B) Under the terms of the 1992 Plan, the Executive Compensation Committee retains discretion, subject to Plan limits, to modify the terms of outstanding options and to reprice the options.
(C) The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment, in the Committee's discretion, and acceleration in the event of a "Change in Control" as defined under the heading "Employment Agreements" herein.

(D) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.
(E) The estimated grant date present value reflected in the above table is determined using the modified Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following: an exercise price on the option of $17.00, equal to the fair market value of the underlying stock on the date of grant; an option term of ten years; an interest rate of 5.68% that represents the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term; volatility of 32.84% calculated using daily stock prices for the one-year period prior to the grant date; dividends at the rate of $0.28 per share representing the annualized dividends paid with respect to a share of Common Stock at the date of grant; and a reduction of approximately 42% to reflect the probability of forfeiture due to termination prior to vesting, and the probability of a shortened option term due to termination of employment prior to the option expiration date. The Company does not advocate or agree necessarily that the Black-Scholes model can determine properly the value of an option. The ultimate values of the options will depend on the future market price of the Company's Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's Common Stock over the exercise price on the date the option is exercised.

  The following table reflects stock option information for those individuals named in the tables above relating to option exercises during the eleven-month fiscal year ended December 31, 1993, and number and value of exercisable options at year end:

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE
   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                     VALUE

                                              NUMBER OF
                                             SECURITIES   VALUE OF UNEXERCISED
                                             UNDERLYING       IN-THE-MONEY
                                             UNEXERCISED      OPTIONS/SARS
                                            OPTIONS/SARS     AT FY-END (A)
                                            AT FY-END (#)         ($)
                                            ------------- --------------------
               SHARES ACQUIRED    VALUE
                 ON EXERCISE   REALIZED (A) EXERCISABLE/      EXERCISABLE/
    NAME             (#)           ($)      UNEXERCISABLE    UNEXERCISABLE
    ----       --------------- ------------ ------------- --------------------
Charles M.
 Clough            25,000        $261,875   12,000/58,000  $ 100,500/173,250
Ralph L.
 Ozorkiewicz          -0-             -0-    9,000/56,000      80,625/92,750
John R. Her-
 ring               5,000          46,425     2,000/4,000      16,750/33,500
R. Van Ness
 Holland, Jr.       6,250          39,063   35,500/46,000    326,188/125,500
Joseph A.
 Adamczyk             -0-             -0-   14,550/40,200     124,719/73,625

- --------
(A) Calculated by subtracting actual option exercise price from market price at exercise date or at year-end ($19.125 per share), as the case may be, and multiplying the difference by number of shares in each category.

INSURANCE BENEFITS

  The Company provides all executive officers with additional life insurance benefits funded with "split dollar" insurance contracts pursuant to which the covered persons contribute a portion of the premium. Each covered person receives from the Company the amount necessary to fund his portion of the premium. The policies are collaterally assigned to the Company as security for the payments made by the Company. The Company will receive its total premium contributions from the policy's cash value at the time of a participant's retirement or from the proceeds payable in the event of death.

Each participant designates his own beneficiaries for the balance of the proceeds. The Company also has a group permanent life insurance program for Mr. Herring with premiums paid by the Company. The Company will not receive any proceeds from this insurance policy.

EMPLOYMENT AGREEMENTS

  Mr. Clough has an employment agreement, as amended, which expires on the date of the 1995 Annual Meeting of Shareholders, presently scheduled for May 9, 1995. The agreement provides that as of February 1, 1989, his annual compensation will not be less than $400,000. Mr. Herring has an employment agreement which expires July 31, 1994. The agreement provides that as of February 1, 1989, his annual compensation will be not less than $300,000. Mr. Herring will retire as a full-time employee of the Company effective August 1, 1994, pursuant to a retirement agreement with the Company. Please see the material under the heading "Director Compensation" above. Messrs. Ozorkiewicz and Holland also have employment agreements with the Company which expire on January 31, 1998, and provide that as of February 1, 1993, their annual compensation will not be less than $350,000 and $275,000, respectively. All agreements provide that the executive will be considered in the Company's annual compensation review and incentive compensation program. The agreements provide for termination for cause or in case of death, illness or extended periods during which the individual cannot perform his duties.

  The employment agreements with Messrs. Ozorkiewicz and Holland provide that each may be entitled to compensation if he is discharged without "Just Cause" or resigns for "Good Reason" prior to or following a "Change in Control", as those terms are defined in the agreements. A "Change in Control" in these agreements and elsewhere is deemed to have occurred if any "person" (as such term is used in Sections 13(d) and 14(d) of the 34 Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 34 Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities; or during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period.

  In the event of a discharge without "Just Cause" or a resignation for "Good Reason", Messrs. Ozorkiewicz and Holland are entitled to receive: (i) all compensation benefits and bonuses due prior to the date of discharge or resignation; and (ii) a lump sum payment equal to the present value of the compensation which would be received by each through the term of the agreement had the resignation or discharge not occurred. Payments which constitute "parachute payments" as defined in Section 280G of the Internal Revenue Code (the "Code") shall be limited to one dollar less than the amount which would cause payments to be subject to the excise tax imposed by Section 4999 of the Code.

PENSION PLAN AND RELATED RETIREMENT BENEFITS

  The Company maintains a non-contributory defined benefit pension plan in which each regular employee not covered by a collective bargaining agreement participates, commencing on the first day of the month next following the date of hire. Benefits are fully vested at the completion of five years of service. The normal retirement age is 65 or five years of service, whichever is later, and the annual retirement benefit is based upon the participant's average of the 5 highest years of compensation over the last 10 years of employment with the Company. Remuneration used in the computation of net annual retirement benefits for executive officers is substantially the same as that reported in the salary and bonus columns in the "Summary Compensation Table," except that the total amount of compensation which may be taken into account in computing benefits earned after January 1, 1994 is limited to $150,000. The plan also provides for early retirement and includes an automatic 50% joint and survivor benefit for married employees at no cost to them for the preretirement survivor protection.

                              PENSION PLAN TABLE

                                               YEARS OF SERVICE
                                 ------------------------------------------------
FIVE YEAR AVERAGE
   REMUNERATION                     10        15        20        25        30
- -----------------                --------  --------  --------  --------  --------
   $100,000..................... $ 17,000  $ 25,000  $ 33,000  $ 42,000  $ 50,000
    150,000.....................   25,000    38,000    50,000    63,000    75,000
    200,000*....................   33,000    50,000    67,000    83,000   100,000
    250,000*....................   42,000    63,000    83,000   104,000   125,000*
    300,000*....................   50,000    75,000   100,000   125,000*  150,000*
    350,000*....................   58,000    88,000   117,000*  146,000*  175,000*
    400,000*....................   67,000   100,000   133,000*  167,000*  200,000*
    450,000*....................   75,000   113,000   150,000*  188,000*  225,000*
    500,000*....................   83,000   125,000*  167,000*  208,000*  250,000*
    550,000*....................   92,000   138,000*  183,000*  229,000*  275,000*
    600,000*....................  100,000   150,000*  200,000*  250,000*  300,000*
    650,000*....................  108,000   163,000*  217,000*  271,000*  325,000*
    700,000*....................  117,000*  175,000*  233,000*  292,000*  350,000*
    750,000*....................  125,000*  188,000*  250,000*  313,000*  375,000*
    800,000*....................  133,000*  200,000*  267,000*  333,000*  400,000*

- --------
*Defined benefit plan portion subject to maximums under the Code.

  The table above sets forth the estimated annual benefits payable upon normal retirement, which include benefits payable from the defined benefit plan and the supplementary executive retirement plan and agreements described below, to persons in specified remuneration and years-of-benefit service classifications. The accumulated full years of service of Messrs. Clough, Ozorkiewicz, Herring, Holland and Adamczyk are 11, 8, 39, 14 and 14 years, respectively. The benefits presented in the table above are currently subject to a deduction equal to 50% of social security benefits. Amounts presented in the table are straight life annuity benefits. As of January 1, 1994, the maximum annual pension benefit permitted under the Code is the greater of $118,800 or the accrued benefit as of January 31, 1983.

  The Company also has adopted a Supplemental Executive Retirement Plan ("SERP"). Those employees (or beneficiaries) specified by the Board of Directors for inclusion in the SERP are provided with benefits equal to the retirement benefit which would be provided under the Company's pension plan if certain limitations imposed under the Code were not applicable. Messrs. Clough, Ozorkiewicz, Herring, Holland and Adamczyk are participants. The SERP provides for acceleration of benefits upon the occurrence of certain involuntary changes of control of the Company. The Company has also entered into agreements to secure funding of these benefits under certain circumstances.

  The Company has entered into Supplemental Executive Retirement Agreements, as amended, for the benefit of Messrs. Clough and Freedman. Mr. Clough is a participant in two separate agreements, each of which provides for payments of $50,000 a year for 15 years to him (or his beneficiaries) provided he is employed by the Company when he attains 66 years of age. The agreement with Mr. Freedman provides for payments of $50,000 a year for 15 years to him (or his beneficiaries) commencing when he attains age 65. Each of the agreements provides for a partial lump sum payment should the participant be terminated by reason of disability or by Company action without "cause" and the forfeiture of any payments should the participant be terminated by his voluntary action, for cause or by his death, prior to attaining age 66 in the case of Mr. Clough and age 65 in the case of Mr. Freedman. These agreements provide for acceleration of benefits upon the occurrence of certain involuntary changes of control of the Company. The Company has also entered into agreements to secure funding of these benefits under certain circumstances.

  The Company maintains a Capital Accumulation Plan ("CAP") for the benefit of all regular employees who either were employed by the Company on July 1, 1985, or have completed one year of service with the Company. The CAP is designed as a tax-qualified retirement plan under Section 401(k) of the Code. CAP participants, at their discretion, may contribute 1% to 15% of their pay, subject to certain limitations, which contributions are invested in one or more of four funds as directed by the participants. Effective January 1, 1994, the Company provides a matching contribution which cannot exceed $300 per year per participant.

                REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

  The following report is designed to assist shareholders in understanding the Executive Compensation Committee philosophy on executive compensation and how this philosophy was applied to the compensation for the fiscal year ended December 31, 1993, of Mr. Clough, Chairman and Chief Executive Officer of the Company, and the executive officers of the Company, including Messrs. Ozorkiewicz, Herring, Holland and Adamczyk.

  The charter of the Executive Compensation Committee (the "Committee") is to determine base salary levels, establish and administer the Company's various incentive plans, including the stock incentive and option plans, the Company's short-term bonus plan and other fringe benefits. In this connection, the Committee reviews annually compensation levels of executive officers and certain members of senior management and evaluates the performance of officers and other senior management. The Committee reviews with, and makes detailed recommendations to, the Board of Directors concerning all aspects of executive officer compensation, other than stock-based incentives which are within the sole purview of the Committee.

  The Committee has utilized the services of Hewitt Associates ("Hewitt"), a national consulting firm with extensive experience in compensation consulting, to assist in providing competitive data to the Committee. During the fiscal year ended December 31, 1993, the Committee reviewed compensation survey data provided by Hewitt for general industry companies of similar size compared with the Company's proposed executive compensation for the fiscal year ended December 31, 1993, as well as comparable data at May 1993 from the Company's principal competitors, namely Anthem Electronics, Inc., Arrow Electronics, Inc., Avnet, Inc., Bell Industries, Inc., Hall-Mark Electronics Corporation, Marshall Industries and Pioneer Standard Electronics, Inc.

COMPENSATION PHILOSOPHY

  The Company's overall compensation philosophy, which is endorsed by the Committee, is to provide compensation that will attract and retain superior executives to maximize shareholder value. Competitive base salaries are one component consistent with the philosophy. The Committee also believes that a substantial portion of total annual compensation should be "at risk" through short-term incentives relating to measured financial performance and individual achievement. In addition, the Committee believes that by utilizing the vehicle of stock ownership through the Company's various stock incentive and option plans, alignment of the interests of management with those of its shareholders will occur.

COMPENSATION PROGRAM ELEMENTS

  The Company's executive compensation program consists of three elements:

    . Base salary

    . Short-term incentive compensation

    . Long-term incentive compensation

 Base Salary

  Each executive's base salary is reviewed annually, but as a general rule, significant base salary increases are limited to promotions, while lesser adjustments are made as appropriate after taking into account factors of internal equity and increases in levels of responsibility. All salaries are based on sustained individual performance toward the Company's goals and objectives.

 Short-Term Incentive Compensation

  The Company's short-term incentive compensation program for the fiscal year endedDecember 31, 1993, as adjusted to reflect the shorter eleven-month period, provided annual executive officer compensation opportunities based on the following factors: (i) the Company's consolidated return on equity ("ROE") performance measured against ROE goals established prior to the beginning of the fiscal year by the Committee and approved by the Board of Directors; (ii) in the case of executive officers who were in charge of operating groups, their performance is measured by their respective group's return on net asset ("RONA") performance against RONA goals established by the Committee and approved by the Board of Directors prior to the beginning of the fiscal year; and (iii) executive officer personal performance during the fiscal year determined in the discretion of the Chairman and Chief Executive Officer and approved by the Committee and Board of Directors. In the case of the Chairman and Chief Executive Officer, such personal performance is determined in the discretion of the Committee and approved by the Board of Directors. The short-term incentive compensation opportunity is divided equally between financial performance achievement and discretionary personal performance.

 Long-Term Incentive Compensation

  The Committee believes that awards of stock options promote the interest of the Company by providing performance incentives to executive officers and key employees who are responsible for the management, growth and financial success of the Company. Options are priced at 100 percent of the market value on the date of grant. Since stock options have no economic value to recipients until the price of the Company's stock exceeds the grant price, and since the option grants require that the executive serve for a period of time before all or a portion of the option may be exercised, executives are motivated to manage their businesses in ways that over the long term will benefit shareholders through an increased stock price.

  As a general rule, the Committee considers the level of the optionee's job responsibility and his or her potential impact on the Company's performance in arriving at the number of shares to be granted under the stock option plans, as well as the frequency and amount of prior option grants. Neither the Company nor the Committee has established a target ownership level for equity holding in the Company by executive officers and key employees.

FISCAL 1993 CHIEF EXECUTIVE OFFICER COMPENSATION

  Mr. Clough's base salary in effect for the fiscal year December 31, 1993 was $435,000 annually (adjusted to reflect the shorter eleven-month period), the same base salary in effect for the prior fiscal year. During the fiscal year ended December 31, 1993, upon the recommendation of the Committee, the Board of Directors extended the term of Mr. Clough's employment agreement to expire on the date of the 1995 Annual Meeting of Shareholders and deferred commencement of his SERP payments until he attained age 66 in recognition of his leadership position in the electronics distribution industry and the significance of his continued presence during the Company's national expansion program, which commenced in May 1993. Mr. Clough's base salary is at the median of the Hewitt market survey data.

  Mr. Clough's short-term incentive compensation for the fiscal year ended December 31, 1993 of $293,480 represented a 12% decline over the amount paid in the fiscal year ended January 31, 1993, reflecting the shorter eleven-month fiscal year ended December 31, 1993 and also represented 42% of his annual cash compensation for the fiscal year ended December 31, 1993, all as reflected in the "Summary Compensation Table." In assessing the personal performance of Mr. Clough, the Committee considered the Company's financial performance in the fiscal year ended December 31, 1993. Such performance generated a below target incentive for Mr. Clough based upon ROE goals established prior to the beginning of the fiscal year, as a consequence of the significant expenses relating to the Company's strategic investment in its national expansion program. The Committee also considered Mr. Clough's leadership of the Company, particularly in initiating and executing the national expansion strategy. Mr. Clough's short-term target incentive opportunity as a percentage of base salary is 20% higher than Hewitt market survey data.

  Mr. Clough received long-term incentive compensation in the fiscal year ended December 31, 1993 in the form of a nonqualified stock option grant covering 50,000 shares of Company Common Stock at an exercise price of $17.00, the fair market value on the date of grant. The Committee, in granting the option, reviewed Mr. Clough's accomplishments, his position in the electronics distribution industry, the current national expansion program of the Company and concluded that his industry leadership position and continued presence with the Company was especially significant. The Committee also noted that the grant was conservative and within competitive norms in the view of Hewitt and that Mr. Clough had not received a stock option grant since 1990.

RECENT INTERNAL REVENUE CODE AMENDMENTS

  The Committee will consider the anticipated tax treatment to the Company regarding the compensation and benefits paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company in light of the recent enactment of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Given that the proposed Treasury Regulations interpreting Section 162(m) have not yet been adopted in a final form, and are therefore subject to change, the Committee at this time will await the adoption of a final version of such regulations before making any change to the Company's compensation structure or compensation or stock option plans. Once the final regulations have been adopted, the Committee will consider amendments to the Company's compensation structure, including amendments to the Company's various compensation and stock option plans, necessary to preserve the deductibility of all compensation paid by the Company which is subject to Section 162(m).

                                          Respectfully submitted,

                                          Executive Compensation Committee of
                                           the Board of Directors

                                          Edward Sanders, Chairman
                                          James J. McMorrow
                                          Stanley A. Wainer
                                          Frank S. Wyle

                               PERFORMANCE GRAPH


                COMPARISON OF 59 MONTH CUMULATIVE TOTAL RETURN*
            AMONG WYLE LABORATORIES, S&P 500 INDEX AND THE S&P HIGH
                             TECH COMPOSITE INDEX


                                                             S&P HIGH
Measurement Period               WYLE            S&P          TECH
(Fiscal Year Covered)        LABORATORIES     500 INDEX     COMPOSITE
- -------------------          ------------     ---------     ----------
Measurement Pt- 1/31/1989     $100             $100           $100
FYE    1/31/1990              $115             $114           $ 91
FYE    1/31/1991              $151             $124           $105
FYE    1/31/1992              $163             $152           $112
FYE    1/31/1993              $223             $168           $117
FYE   12/31/1993              $231             $184           $137

* $100 INVESTED ON 01/31/89 IN STOCK OR INDEX-
  INCLUDING REINVESTMENT OF DIVIDENDS.

  IT SHOULD BE NOTED THAT THIS GRAPH REPRESENTS HISTORICAL STOCK PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

  THE FOREGOING REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING COMPENSATION AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE 34 ACT OR INCORPORATED BY REFERENCE IN ANY DOCUMENTS SO FILED.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

  During the fiscal year ended December 31, 1993, Messrs. Sanders, McMorrow, Wainer and Wyle served as members of the Executive Compensation Committee. Messrs. Wainer and Wyle were formerly officers of the Company and serve currently as consultants to the Company.

  Mr. Frank S. Wyle is co-trustee of a testamentary trust created by the will of his deceased father-in-law and a trustee of inter vivos trusts created by his mother-in-law. On August 29, 1986, the Company purchased certain of the Company's El Segundo, California facilities, including the land, buildings and improvements, from these trusts and Mr. Wyle's mother-in-law. The purchase price of $4,149,118 was the result of arm's-length negotiations between Mr. Wyle on behalf of the trusts and a committee of disinterested, non-employee directors, appointed by the Board, on behalf of the Company, and was based in part on independent appraisals obtained by Mr. Wyle and the committee, respectively. The terms of payment provided for a 10% cash down payment at the closing, the balance payable in ten equal annual installments commencing August 29, 1987, and interest on the unpaid balance payable quarterly in arrears at the rate of 8 1/4% per annum. The balance of the purchase price of $1,120,261 was prepaid in full on January 3, 1994.

APPROVAL OF THE 1993 ELIGIBLE DIRECTORS' STOCK OPTION PLAN (PROPOSAL 2)

PROPOSED ACTION REGARDING THE 1993 ELIGIBLE DIRECTORS' STOCK OPTION PLAN

  On September 23, 1993, the Board of Directors unanimously adopted the Company's 1993 Eligible Directors' Stock Option Plan (the "Plan"), subject to shareholder approval at the Annual Meeting. The Board of Directors amended the Plan on March 24, 1994, to increase the number of shares of Common Stock issuable under the Plan from 100,000 shares to 125,000 shares. The major provisions of the Plan, including a description of the nonqualified stock options that have been and will be granted thereunder, are summarized below. The following summary is qualified in its entirety by reference to the text of the Plan, which is set forth in Exhibit A to this Proxy Statement.

SUMMARY DESCRIPTION OF THE 1993 ELIGIBLE DIRECTORS' STOCK OPTION PLAN

  Purpose of the Plan. The purpose of the Plan is to promote the success of the Company by providing an additional means through the grant of nonqualified stock options to attract, motivate and retain experienced and knowledgeable members of the Board of Directors who are not officers or employees of the Company or any of its subsidiaries ("Non-Employee Directors").

  Eligibility and Administration. The Plan provides for automatic grants to Non-Employee Directors of nonqualified options to acquire shares of the Company's Common Stock. Currently, there are eight Non-Employee Directors on the Board who are eligible to participate in the Plan. Future participation will be based on a person's status as a Non-Employee Director.

  The Plan is designed to be self-effectuating to the maximum extent possible. Subject to the express provisions of the Plan, the Board of Directors has the authority to construe and interpret the terms of the Plan and individual option agreements.

  Amount of Common Stock Subject to Options Under the Plan. A maximum of 125,000 shares of Common Stock may be issued in total under the Plan, and a maximum of 10,000 shares may be issued to each Non-Employee Director under the Plan. The number and type of shares of Common Stock which may be subject to options under the Plan are subject to adjustment in the event of a stock dividend, stock split, recapitalization, reclassification, merger, reorganization, consolidation and other similar events affecting the Company.

  Grants of Options. All Non-Employee Directors will receive annual nondiscretionary grants of nonqualified options to purchase shares of the Company's Common Stock over the term of the Plan. On October 1 of each year, each Non-Employee Director in office on such date will be granted an option to purchase 5,000 shares of the Company's Common Stock; provided, however, that a Non-Employee Director may not receive options to purchase more than 10,000 shares of the Company's Common Stock in the aggregate under the Plan. The exercise price of options granted under the plan will be equal to the fair market value of the shares of Common Stock on the grant date. The price of a share of the Company's Common Stock as reported on New York Stock Exchange Composite Tape on March 15, 1994 was $19.625.

  The first of such grants under the Plan was made on October 1, 1993, subject to shareholder approval of the Plan, at an exercise price of $17.25 per share to each of the Non-Employee Directors then in office. The number and value of these options, subject to the assumptions noted, are shown below:

                  1993 ELIGIBLE DIRECTORS' STOCK OPTION PLAN
                      PLAN BENEFITS (OCTOBER 1993 GRANTS)

                                                             DOLLAR
                                                             VALUE   NUMBER OF
                                                             ($)(1)   SHARES
                                                            -------- ---------
      Non-Employee Director
       Group (8 persons)................................... $230,800  40,000(2)
                                                            --------  ------

- --------
(1) The estimated grant date present value reflected in the above table is determined using the modified Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following: an exercise price on the option of $17.25, equal to the fair market value of the underlying stock on the date of grant; an option term of ten years; an interest rate of 5.33% that represents the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term; volatility of 34.16% calculated using daily stock prices for the one-year period prior to the grant date; dividends at the rate of $0.28 per share representing the annualized dividends paid with respect to a share of Common Stock at the date of grant; and a reduction of approximately 24% to reflect the probability of forfeiture due to termination prior to vesting, and the probability of a shortened option term due to termination of employment prior to the option expiration date. The Company does not advocate or agree necessarily that the Black-Scholes model can determine properly the value of an option. The ultimate values of the options will depend on the future market price of the Company's stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's Common Stock over the exercise price on the date the option is exercised. The value of automatic grants in future years to Non-Employee Directors is not determinable until the market value on the award date and other variable at that time are known.
(2) Represents the annual amount to be awarded each year, assuming 8 currently eligible persons, up to an aggregate amount of 125,000 shares to all Non-Employee Directors and 10,000 shares to any single Non-Employee Director, in each case subject to anti-dilution adjustments.

  Consideration Received for Options. Typically, the only consideration received by the Company for the grant of an option under the Plan will be past and/or the expectation of future service on the Board of Directors by the optionee.

  Type and Term of Options. Only nonqualified stock options will be awarded under the Plan. A nonqualified stock option is the right to purchase shares of the Company's Common Stock at a future date at the exercise price on the date the option is granted. Options granted under the Plan will expire ten years after the date of grant, subject to earlier termination in the event an optionee's service as a Non-Employee Director terminates. See "Termination of Directorship."

  Exercise of Options. Subject to early termination or acceleration provisions (which are summarized below), options awarded under the Plan will generally become exercisable as to one-third of the number of shares subject to the option on each of the first, second and third anniversaries of the date the option is granted. In no event, however, will an option become exercisable prior to six months or after ten years from its date of grant.

  The exercise price of any option granted under the Plan may be paid (i) in cash or by check, (ii) in shares of the Company's Common Stock previously owned by the optionee for at least six months prior to exercise, (iii) partly in such shares and partly in cash, or (iv) by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver to the Company the amount of the sale proceeds necessary to pay the exercise price.

  If any option granted under the Plan is not exercised prior to its expiration or other termination, the underlying shares will thereafter be available for further option grants under the Plan.

  Non-transferability. Options granted under the Plan are not transferable, otherwise than by will or the laws of descent and distribution, and during the lifetime of the Non-Employee Director, options are exercisable only by such Non-Employee Director.

  Termination of Directorship. If a Non-Employee Director's services as a member of the Board of Directors terminate by reason of death or retirement (in accordance with the Company's mandatory retirement policy for Non-Employee Directors), the Non-Employee Director's options shall become fully exercisable and shall remain exercisable for 36 months after the date of such termination or until the expiration of their stated term, whichever occurs first. Any option which is not then exercised shall terminate. If a Non-Employee Director's services terminate for any other reason, such Non-Employee Director's options, to the extent they are exercisable on such date, shall remain exercisable for 36 months after the date of such termination or until the expiration of their stated term, whichever occurs first, and shall then terminate.

  Other Acceleration of Awards. Upon the occurrence of certain events described in Section 4.1(k) of the Plan (such as a dissolution, liquidation, merger, asset sale or similar transaction affecting the Company which has been approved by shareholders, or a "change in control" of the Company as defined is such section), each option awarded under the Plan will become immediately exercisable, provided that no option will be accelerated to a date which is less than six months after the date of grant of such option.

  Termination or Changes to the Plan. The Board of Directors may terminate the Plan or may amend the Plan, but no amendment may be made without shareholder approval if such approval is required by law. In addition, the Plan may not be amended more than once every six months , (other than as may be necessary to conform to any applicable changes in the Internal Revenue Code), unless such amendment would be consistent with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. No amendment, suspension or termination of the Plan may, without the written consent of the optionee, affect in any manner materially adverse to the optionee any rights or benefits of the optionee or obligations of the Company under any option granted under the Plan prior to the effective date of such change. Unless earlier terminated by the Board, the Plan will terminate on October 1, 1998.

  Non-Exclusivity. The Plan does not limit the authority of the Board of Directors to grant awards or authorize any other compensation under any other plan or authority.

FEDERAL INCOME TAX CONSEQUENCES

  The federal income tax consequences of the Plan under current federal law, which is subject to change, are summarized in the following discussion which deals with the general tax principles applicable to the Plan. State and local tax consequences are beyond the scope of this summary.

  Nonqualified Stock Options. An optionee receiving a nonqualified stock option under the Plan does not recognize taxable income on the date of grant of the option, assuming (as is usually the case with plans of this type) that the option does not have a readily ascertainable fair market value at the time it is granted. However, the optionee must generally recognize ordinary income at the time of exercise of the nonqualified stock option in the amount of the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. The amount of ordinary income recognized by an optionee is deductible by the Company in the year that the income is recognized. Upon subsequent disposition, any further gain or loss is taxable either as a short-term or long-term capital gain or loss, depending on how long the shares of Common Stock are held.

  Accelerated Payments. If, as a result of certain changes in control in the Company, a participant's options become immediately exercisable, the additional economic value, if any, attributable to the acceleration may be deemed a "parachute payment." The additional value will be deemed a parachute payment if such value, when combined with the value of other payments which are deemed to result from the change in control, equals or exceeds a threshold amount equal to 300 percent of the participant's average annual taxable compensation over the five calendar years preceding the year in which the change in control occurs. In such case, the excess of the total parachute payments over such participant's average annual taxable compensation will be subject to a 20 percent non-deductible excise tax in addition to any income tax payable. The Company will not be entitled to a deduction for that portion of any parachute payment which is subject to the excise tax.

VOTE REQUIRED FOR APPROVAL OF THE PLAN

  Approval of the Plan requires the affirmative vote of the holders of a majority of the Common Stock present, or represented, and entitled to vote at the Annual Meeting assuming the presence of a quorum. Each share of Common Stock is entitled to one vote.

  Shareholders should note that because Non-Employee Directors (subject to re-election and shareholder approval) will receive stock options under this proposal, all current Non-Employee Directors of the Company have a personal interest in the proposal and its approval by shareholders. However, the members of the Board of Directors believe that the Plan is in the best interests of the Company and its shareholders.

  ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PLAN. PROXIES RECEIVED WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THE PROXY.

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS (PROPOSAL 3)

  The Board of Directors of the Company, upon the recommendation of the Audit Committee, has unanimously appointed the firm of Arthur Andersen & Co. as independent public accountants to examine the consolidated financial statements of the Company for the fiscal year ending December 31, 1994, and a resolution will be presented at the Annual Meeting to ratify such appointment. Arthur Andersen & Co. has acted as independent public accountants of the Company since 1961. No member of that firm or any of its associates has any financial interest in the Company or any of its subsidiaries or affiliates. A representative of Arthur Andersen & Co. will be present at the Annual Meeting with the opportunity to make a statement and is expected to be available to respond to appropriate questions from the shareholders.

  Although this appointment is not required to be submitted to a vote of the shareholders, the Board believes it is appropriate as a matter of policy to request that shareholders ratify the appointment. If the shareholders, by the affirmative vote of the holders of shares representing a majority of votes cast (in person or by proxy) on the resolution at the Annual Meeting, do not ratify the selection of Arthur Andersen & Co., then the selection of independent public accountants will be reconsidered by the Board of Directors.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE FIRM OF ARTHUR ANDERSEN & CO. AS DESCRIBED ABOVE. PROXIES RECEIVED WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THE PROXY.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the 34 Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1993, all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten-percent beneficial owners were complied with, other than Mr. F. Stephen Wyle, a director, who inadvertently filed three reports late reflecting changes in Common Stock ownership.

OTHER MATTERS

  The Board is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of Proxy to vote in accordance with their best judgment on such matter.

SUBMISSION OF SHAREHOLDER PROPOSALS

  Proposals intended for inclusion in the Company's Proxy Statement for the 1995 Annual Meeting of Shareholders should be sent to the attention of the Secretary of the Company at 15370 Barranca Parkway, P.O. Box 57008, Irvine, California 92619-7008 and must be received by December 28, 1994.

                                       By Order of the Board of Directors


                                       [SIGNATURE OF STEPHEN D. NATCHER]

                                       Stephen D. Natcher
                                       Secretary

Irvine, California
March 28, 1994

                               WYLE LABORATORIES

                   1993 ELIGIBLE DIRECTORS' STOCK OPTION PLAN




                                   EXHIBIT A

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                             NO.
                                                                            ----
 1.  THE PLAN.............................................................  A-1
     1.1Purpose...........................................................  A-1
     1.2Administration....................................................  A-1
     1.3Shares Available for Options......................................  A-1
 2.  THE OPTIONS..........................................................  A-1
     2.1 Automatic Option Grants..........................................  A-1
     2.2 Payment of Exercise Price........................................  A-2
     2.3 Options Period...................................................  A-2
     2.4 Limitations on Exercise and Vesting of Options...................  A-2
 3.  OTHER PROVISIONS.....................................................  A-3
     3.1 Rights of Participants and Beneficiaries.........................  A-3
     3.2 No Transferability...............................................  A-3
     3.3 Adjustments......................................................  A-3
     3.4 Acceleration of Options..........................................  A-4
     3.5 Compliance with Laws.............................................  A-4
     3.6 Plan Amendment, Shareholder Approval and Suspension..............  A-4
     3.7 Privileges of Stock Ownership....................................  A-5
     3.8 Effective Date of Plan...........................................  A-5
     3.9 Term of Plan.....................................................  A-5
     3.10 Legal Issues....................................................  A-5
 4.  DEFINITIONS..........................................................  A-5
     4.1 Definitions......................................................  A-5

                               WYLE LABORATORIES

                  1993 ELIGIBLE DIRECTORS' STOCK OPTION PLAN

1. THE PLAN

  1.1 Purpose.

  The purpose of this Plan is to promote the success of the Company by providing an additional means through the grant of Options to attract, motivate and retain experienced and knowledgeable Eligible Directors. Capitalized terms are defined in Article 4.

  1.2 Administration.

      (a) Board Authority and Powers; Interpretation. This Plan shall be, to the maximum extent possible, self-effectuating. This plan shall be interpreted and, to the extent any determinations are required hereunder, shall be administered by the Board. Subject to the express provisions of this Plan, the Board shall have the authority to construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation and participants under this Plan.

      (b) Binding Determinations. Any action taken by, or inaction of, the Corporation or the Board relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or officer of the Corporation shall be liable for any such action or inaction, except in circumstances involving such person's bad faith.

      (c) Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Board may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Corporation shall be liable for any such action or determination taken or made or omitted in good faith.

      (d) Delegation. The Board may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation.

  1.3 Shares Available for Options.

  Subject to the provisions of Section 3.3, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares.

  (a) Number of Shares. The maximum number of shares of Common Stock that may be delivered pursuant to Options granted to Eligible Directors under this Plan shall not exceed 125,000 shares, subject to adjustments contemplated by
Section 3.3.

  (b) Reserves for Options. Shares subject to outstanding Options shall be reserved for issuance. If any Option to acquire shares of Common Stock under an Option shall expire or be cancelled or terminated without being exercised in full, the undelivered shares subject thereto shall again be available for purposes of this Plan.

2. THE OPTIONS

  2.1 Automatic Option Grants. Subject to adjustments contemplated by Section
3.3,

      (a) Option Grants. Subject to the limitation under Section 2.1(g), on October 1 in each calendar year during the term of this Plan, commencing in 1993, there shall be granted automatically (without any action by the Board) an Option (the Option Date of which shall be such date in October) to each person who is then an Eligible Director to purchase 5,000 shares of Common Stock.

      (b) Maximum Number of Shares. Any annual grant under Section 2.1(a) that would otherwise exceed the maximum number of shares under Section 1.3(a) shall be prorated within such limitation among the number of Eligible Directors entitled thereto.

      (c) Option Price. The purchase price per share of the Common Stock covered by each Option granted pursuant to this Section 2.1 shall be 100 percent of the Fair Market Value of the Common Stock on the Option Date.

      (d) Option Period and Exercisability. Each Option granted under this Plan shall become exercisable in installments at the rate of 33-1/3% of the shares initially underlying such Option on the first anniversary of the Option Date and an additional 33-1/3% of such shares on each of the next two anniversaries thereof.

      (e) Effect of Termination of Service. If a Participant dies while serving as a director or retires from service as a director in accordance with the Company's mandatory retirement policy then in effect for outside directors, any Option granted pursuant to this Plan then held by such Participant shall immediately become and shall remain fully exercisable for 36 months after the date of such termination or until the expiration of the stated term of such Option, whichever first occurs, and shall then terminate. If a Participant's services as a member of the Board terminate for any other reason, then any portion of an Option granted pursuant to this Plan which is not then exercisable shall terminate and any portion of such Option which is then exercisable may be exercised for 36 months after the date of such termination or until the expiration of the stated term, whichever first occurs, and shall then terminate.

      (f) Nonqualified Options. Each Option granted under this Plan is intended to be a nonqualified stock option (i.e., not an "incentive stock option") under the Code and shall be so designated.

      (g) Director Share Limit. Notwithstanding anything else contained herein, an Eligible Director shall not receive Options to purchase more than 10,000 shares under this Plan; provided, however, that the maximum number of shares may be subject to adjustments in accordance with
    Section 3.3.

  2.2 Payment of Exercise Price.

  The exercise price of any Option granted under this Plan shall be paid in full at the time of each exercise (i) in cash or by check, (ii) in shares of Common Stock valued at their Fair Market Value on the date of exercise of the Option, (iii) partly in such shares and partly in cash, or (iv) by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of the sale proceeds necessary to pay the exercise price; provided that the Corporation shall not be obligated to deliver certificates for the shares unless and until it receives full payment of the exercise price therefor. Any shares used in payment of the exercise price must have been owned by the Participant at least six months prior to the date of exercise.

  2.3 Options Period.

  Each Option granted under this Plan and all rights or obligations thereunder shall expire ten (10) years after the Option Date and shall be subject to earlier termination as provided herein.

  2.4 Limitations on Exercise and Vesting of Options.

    (a) Provisions for Exercise.

  No Option shall be exercisable or shall vest until at least six (6) months after the initial Option Date, and once exercisable an Option shall remain exercisable until the expiration or earlier termination of the Option.

  (b) Procedure. Any exercisable Option shall be deemed to be exercised when the Secretary of the Corporation receives written notice of such exercise for the Participant, together with the required payment of the exercise price.

  (c) Fractional Shares/Minimum Issue. Fractional share interests shall be disregarded, but may be accumulated. No fewer than 100 shares may be purchased on exercise of any Option at one time unless the number purchased is the total number at the time available for purchase under the Option.

3. OTHER PROVISIONS.

  3.1 Rights of Participants and Beneficiaries.

      (a) No Service Commitment. Nothing contained in this Plan (or in any other documents related to this Plan or to any Option) shall confer upon any Participant any right to continue to serve as a director of the Corporation nor shall interfere in any way with the right of the Corporation to change a director's compensation or other benefits or to terminate the director's service as a director, with or without cause. Nothing contained in this Plan or any document related hereto shall influence the construction or interpretation of the Corporation's Articles of Incorporation or Bylaws regarding service on the Board of adversely affect any independent contractual right of any Eligible Director without his or her consent thereto.

      (b) Plan Not Funded. Options payable under this Plan shall be payable in shares and no special or separate reserve, fund or deposit shall be made to assure payment of such Options. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Corporation by reason of any Option hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation and any Participant, Beneficiary or other person.

  3.2 No Transferability. Options may be exercised only by the Participant and shares issuable pursuant to an Option shall be paid only to the Participant or, to the extent permitted by applicable law and Rule 16b-3, to a third party pursuant to such conditions and procedures as the Corporation may establish. Notwithstanding the preceding sentence, in the event that a Participant has suffered a Disability or has died, an Option may be exercised by the Participant's Personal Representative or Beneficiary, respectively. Other than by will or the laws of descent and distribution or pursuant to an express exception (by rule or official interpretation) to transfer restrictions under Rule 16b-3, no Option nor any right or benefit under this Plan, including, without limitation, any Option that has not vested, shall be transferable by the Participant. The designation of a Beneficiary hereunder shall not constitute a transfer for these purposes.

  3.3 Adjustments.

  If there shall occur any extraordinary distribution in respect of the Common Stock (whether in the form of Common Stock, other securities, or other property), or any recapitalization, stock split, (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Common Stock or other securities of the Corporation, or there shall occur any other like corporate transaction or event in respect of the Common Stock, or a sale of substantially all of the assets of the Corporation as an entirety, then the Board shall, in such manner and to such extent (if any) as may be appropriate and equitable(1) proportionately adjust any or all of (a) the number and type of shares of Common Stock (or other securities) which thereafter may be made the subject of Options (including the specific maxima and number of shares set forth elsewhere in this Plan), (b) the number, amount and type of shares of

Common Stock (or other securities or property) subject to any or all outstanding Options and the vesting provisions of the Options, (c) the grant, purchase, or exercise price of any or all outstanding Options, (d) the securities, cash or other property deliverable upon exercise of any outstanding Options, or (2) in the case of an extraordinary distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a substitution or exchange of any or all outstanding Options or for a change in the securities, cash or property deliverable upon exercise of outstanding Options based upon the distribution or consideration payable to holders of the Common Stock of the Corporation upon or in respect of such event; provided, however, that (i) such adjustment and the Board's actions in respect thereof are based on objective criteria and
(ii) such adjustment (to the extent consistent with Section 3.10(c)) is consistent with adjustments to comparable Options (if any) held by persons other than directors of the Corporation.

  3.4 Acceleration of Options.

  Upon the occurrence of an Event, each Option granted under Section 2.1 shall become immediately exercisable in full; provided, however, that none of the Options granted under Section 2.1 shall be accelerated to a date less than six months after the Option Date of such Option. To the extent that any Option granted under this Plan is not exercised prior to (i) a dissolution of the Corporation or (ii) a merger or other corporate event that the Corporation does not survive, and no provision is (or consistent with the provisions of Section 3.3 can be) made for the assumption, conversion, substitution or exchange of the Option, the Option shall terminate upon the occurrence of such event.

  3.5 Compliance with Laws.

  This Plan, the granting and vesting of Options under this Plan and the issuance and delivery of shares of Common Stock, and/or of other securities or property pursuant to Section 3.3, under this Plan or under Options granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal tax and securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure such compliance.

  3.6 Plan Amendment, Shareholder Approval and Suspension.

      (a) Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Options may be granted during any suspension of this Plan or after termination of this Plan, but the Board shall retain jurisdiction as to Options then outstanding in accordance with the terms of this Plan.

      (b) Shareholder Approval. To the extent required by law or the provisions of Rule 16b-3, any amendment to this Plan or any then outstanding Option shall be subject to shareholder approval.

      (c) Limitations on Amendments to Plan and Options. The provisions of this Plan shall not be amended more than once every six months (other than as may be necessary to conform to any applicable changes in the Code or the rules thereunder), unless such amendment would be consistent with the provisions of Rule 16b-3 (c) (2) (ii) (or any successor provision). No amendment, suspension or termination of this Plan or change of or affecting any outstanding Option shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Option granted under this Plan prior to the effective date of such change. Changes contemplated by
    Section 3.3 shall not be deemed to constitute changes or amendments for purposes of this Section 3.6.

  3.7 Privileges of Stock Ownership.

  Except as otherwise expressly authorized by this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock subject to an Option granted under this Plan prior to the satisfaction of all conditions to the valid exercise of the Option. No adjustment will be made for dividends or other rights as a shareholders for which a record date is prior to such date of delivery.

  3.8 Effective Date of Plan.

  This Plan shall be effective upon its approval by the Board, subject to shareholder approval within twelve (12) months thereafter.

  3.9 Term of Plan.

  This Plan shall terminate at the close of business on October 1, 1998 and no Option shall be granted under it thereafter, but such termination shall not affect any Option theretofore granted.

  3.10 Legal Issues.

      (a) Choice of Law. This Plan, the Options, all documents evidencing Options and all other related documents shall be governed by, and construed in accordance with the laws of the State of California.

      (b) Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

      (c) Plan Construction. It is the intent of the Corporation that this Plan and Options hereunder satisfy and be interpreted in a manner that in the case of persons who are or may be subject to Section 16 of the Exchange Act satisfies the applicable requirements of Rule 16b-3 so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Option would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, but to the extent of any remaining irreconcilable conflict with such intent as to such persons in the circumstances, such provision shall be deemed void.

      (d) Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board to grant awards or authorize any other compensation under any other plan or authority.

4. DEFINITIONS

  4.1 Definitions.

      (a) "Beneficiary" shall mean the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified in the Option Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

      (b) "Board" shall mean the Board of Directors of the Corporation or, with respect to administrative matters (as distinguished from Plan amendments, suspension, or termination), any duly authorized Committee of members of the Board designated to administer this Plan.

      (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      (d) "Commission" shall mean the Securities and Exchange Commission.

      (e) "Common Stock" shall mean the Common Stock of the Corporation and such other securities or property as may become the subject of Options, or become subject to Options, pursuant to an adjustment made under
    Section 3.3 of this Plan.

      (f) "Company" shall mean, collectively, the Corporation and its Subsidiaries.

      (g) "Corporation" shall mean Wyle Laboratories, a California corporation, and its successors.

      (h) "Disability" shall mean a "permanent and total disability" within the meaning of Section 22 (e) (3) of the Code.

      (i) "Eligible Director" shall mean a member of the Board of Directors of the Corporation who is not an officer or employee of the Corporation or any Subsidiary at the time of the grant of the Option.

      (j) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      (k) "Event" shall mean any of the following:

        (1) Approval by the shareholders of the Corporation of the dissolution or liquidation of the Corporation; or

        (2) Approval by the shareholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities which are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former shareholders of the Corporation (excluding from the term "former shareholders" a shareholder who is, or as a result of the transaction in question becomes, an "affiliate," as that term is used in the Exchange Act and the rules promulgated thereunder, of any party to such merger, consolidation or reorganization); or

        (3) Approval by the shareholders of the Corporation of the sale of substantially all of the Corporation's business and/or assets to a person or entity which is not a Subsidiary; or

        (4) A Change in Control. A "Change in Control" shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 35% or more of the combined voting power of the Corporation's then outstanding securities; or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's shareholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period.

      (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

      (m) "Fair Market Value" shall mean the closing price of the Common Stock on the New York Stock Exchange as reported on the Composite Tape and published in the Western Edition of The Wall Street Journal, or, if there is no trading of the Common Stock on the date in question, then the closing price of the Common Stock so reported on the next preceding date on which there was trading in the Common Stock.

      (n) "Option" shall mean an option to purchase Common Stock authorized and granted under this Plan, and related rights.

      (o) "Option Agreement" shall mean a written agreement setting forth the terms of an Option, completed in the manner required by this Plan and executed on behalf of the Corporation by an executive officer of the Corporation.

      (p) "Option Date" shall mean the applicable date set forth in Article
    2.

      (q) "Participant" shall mean an Eligible Director who has been granted an Option under the provisions of this Plan.

      (r) "Personal Representative" shall mean the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

      (s) "Plan" shall mean this 1993 Eligible Directors' Stock Option
    Plan.

      (t) "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act, as amended from time to time.

      (u) "Subsidiary" shall mean any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

                                   EXHIBIT A

                               WYLE LABORATORIES

                               ELIGIBLE DIRECTOR

                     NON-QUALIFIED STOCK OPTION AGREEMENT

  THIS AGREEMENT dated as of the      day of     , 19  , between Wyle
Laboratories, a California corporation (the "Corporation"), and       (the
"Director").

                              W I T N E S S E T H

  WHEREAS, the Corporation has adopted the Wyle Laboratories 1993 Eligible Directors' Stock Option Plan (the "Plan").

  WHEREAS, pursuant to Section 2.1 of the Plan, the Corporation has granted an option (the "Option") to the Director upon the terms and conditions evidenced hereby, as required by the Plan, which Option is not intended as and shall not be deemed to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

  NOW, THEREFORE, in consideration of the services rendered and to be rendered by the Director, the Corporation and the Director agree to the terms and conditions set forth herein as required by the terms of the Plan.

    1. Option Grant. This Agreement evidences the grant to the Director, as of October 1, 199 (the "Option Date"), of an Option to purchase an aggregate of [5,000] shares of Common Stock under Section 2.1 of the Plan, subject to the terms and conditions of and to adjustments provided in or pursuant to the Plan.

    2. Exercise Price. The Option entitles the Director to purchase all or
  any part of the Option shares at a price per share of $     , which
  represents the Fair Market Value of the shares on the Option Date.

    3. Option Term. The Option shall terminate        , 19  , unless earlier
  terminated in accordance with the terms of the Plan.

    4. Exercisability of Option. Except as earlier permitted by or pursuant to Section 3.4 of the Plan, the Option shall become exercisable in installments at the rate of 33 1/3% of the aggregate number of shares set forth in Section 1 hereof (subject to adjustment) on and after the first anniversary of the Option Date and as to an additional 33 1/3% of such aggregate number of shares (subject to adjustment) on each of the second and third anniversaries of the Option Date.

    5. Service. The Director agrees to serve as a director in accordance with the provisions of the Corporation's Articles of Incorporation, Bylaws and applicable law.

    6. General Terms. The Option and this Agreement are subject to, and the Corporation and the Director agree to be bound by, the provisions of the Plan. Such provisions are incorporated herein by this reference. The Director acknowledges receiving a copy of the Plan and reading its applicable provisions. Capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          WYLE LABORATORIES
                                          (a California corporation)

                                          By
                                            -----------------------------------

                                          Title
                                              ---------------------------------

                                          Director

                                          -------------------------------------
                                                       (Signature)

                                          -------------------------------------
                                                      (Print Name)

                                          -------------------------------------
                                                        (Address)

                                          -------------------------------------
                                                 (City, State, Zip Code)

                                     MAP TO

                               WYLE LABORATORIES'

                          ANNUAL SHAREHOLDERS MEETING

                       THE REGENT BEVERLY WILSHIRE HOTEL
                            9500 WILSHIRE BOULEVARD
                           BEVERLY HILLS, CALIFORNIA



                                     [ART]

                      GRAPHIC AND IMAGE MATERIAL APPENDIX
                             TO WYLE LABORATORIES
                     PROXY STATEMENT DATED MARCH 28, 1994


Page Where
Graphic or Image                          Narrative Description or
Material Appears                          Cross Reference
- ----------------------------              -----------------------------
Pages 2-5                                 A black and white photograph
                                          of each Director appears next
                                          to his respective biography.

Back Cover                                A map of how to arrive at the
                                          Annual Shareholders Meeting.




- --------------------------------------------------------------------------------

PROXY                          WYLE LABORATORIES                           PROXY
       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                FOR ANNUAL MEETING OF SHAREHOLDERS MAY 10, 1994

  The undersigned hereby appoints Messrs. R. Van Ness Holland, Jr. and Stephen
D. Natcher, and each of them, as proxies, each with power of substitution, to vote for the undersigned at the Annual Meeting of Shareholders of Wyle Laboratories on Tuesday, May 10, 1994, and any adjournments or postponements thereof, to represent and to vote all shares of stock of said corporation which the undersigned would be entitled to vote if personally present, upon the matters specified below and upon such other business as may properly come before the meeting, and any prior Proxy to vote at such meeting is hereby revoked. With respect to matters not known to said corporation's Board of Directors at the time of the solicitation hereof, said proxies are authorized to vote in their discretion.

1. Election of Directors
      FOR all nominees listed below [_]            WITHHOLD AUTHORITY [_]
      (except as marked to the contrary below)     to vote for all nominees
                                                   listed below
   (Directors recommend a vote "FOR")
      Charles M. Clough, John B. Farrell, Theodore M. Freedman, John R. Herring,
       Jack S. Kilby, James J. McMorrow, Ralph L. Ozorkiewicz, Edward Sanders,
              Stanley A. Wainer, Frank S. Wyle and F. Stephen Wyle.

(Instruction: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

- --------------------------------------------------------------------------------

2. Approval of 1993 Eligible Directors' Stock Option Plan
                        FOR [_] AGAINST [_] OBSTAIN [_]
   (Directors recommend a vote "FOR")

3. Ratification of Independent Public Accountants
                        FOR [_] AGAINST [_] OBSTAIN [_]
   (Directors recommend a vote "FOR")

                       IMPORTANT--PLEASE SIGN OTHER SIDE
- --------------------------------------------------------------------------------


     ----------      --------------           -----------------
       PROXY            ACCOUNT                     SHARES
       NUMBER           NUMBER

                          (CONTINUED FROM OTHER SIDE)

  THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN. IF NO INDICATION TO THE CONTRARY IS MADE, ON THE REVERSE SIDE HEREOF, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NAMED ON THE REVERSE SIDE HEREOF, NOMINATED BY THE BOARD OF DIRECTORS, FOR ELECTION AS DIRECTORS AND FOR PROPOSALS 2 AND 3. THE PROXY ALSO GRANTS TO THE ABOVE-NAMED PROXIES THE DISCRETIONARY POWER TO VOTE THE SHARES REPRESENTED CUMULATIVELY FOR ONE OR MORE OF THE NOMINEES OTHER THAN THOSE (IF ANY) FOR WHOM AUTHORITY TO VOTE IS WITHHELD.

  One of the above-named proxies or his substitute present at the meeting may exercise the powers of all said proxies.

IMPORTANT: In signing this Proxy, please sign your name or names on the signa-ture lines in the same way as it is stenciled on this Proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. EACH JOINT TENANT SHOULD SIGN.


                                          --------------------------------------
                                                 Signature of Shareholder


                                          --------------------------------------
                                                 Signature of Shareholder

                                          Date: ___________________________,1994

              PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN
                        THE POSTPAID ENVELOPE PROVIDED
- --------------------------------------------------------------------------------

                               WYLE LABORATORIES

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                OF THE COMPANY FOR ANNUAL MEETING MAY 10, 1994

  The undersigned, a shareholder of WYLE LABORATORIES, a California corporation, acknowledges receipt of a Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 1993; and, revoking any proxy previously given, hereby constitutes and appoints R. Van Ness Holland, Jr. and Stephen D. Natcher, and each of them, the true and lawful agents and proxies of the undersigned with full power of substitution in each, to vote the shares of Common Stock of WYLE LABORATORIES standing in the name of the undersigned at the Annual Meeting of Shareholders of WYLE LABORATORIES, on Tuesday, May 10, 1994 at 10:30 A.M. local time, and at any adjournment or postponement thereof with respect to the proposals listed on the reverse side.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE, FOR PROPOSAL 2 AND FOR PROPOSAL 3.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

 THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL WILL BE VOTED FOR THE ELECTION OF THE ELEVEN NOMINEES AND FOR PROPOSALS 2 AND 3.

[X]  PLEASE MARK
     YOUR VOTES
      AS THIS

- ---------
 COMMON

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES ON PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.
 1. Election of Directors: Charles M. Clough, John B. Farrell, Theodore M. Freedman, John R. Herring, Jack S. Kilby, James J. McMorrow, Ralph L. Ozorkiewicz, Edward Sanders, Stanley A. Wainer, Frank S. Wyle and F. Stephen Wyle

FOR ALL NOMINEES LISTED (EXCEPT       WITHHOLD AUTHORITY                    INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE
AS MARKED TO THE CONTRARY)            TO VOTE FOR ALL NOMINEES LISTED       FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE
                                                                            THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.

2. Approval of 1993 Eligible
Directors' Stock Option Plan.

 FOR     AGAINST    ABSTAIN
 [_]       [_]        [_]

 3. Ratification of the appointment
of Arthur Andersen & Co. as
auditors for 1994.

 FOR     AGAINST    ABSTAIN
 [_]       [_]        [_]

- -------------------------------------------------
4. In their discretion the Proxies are authorized
to vote upon such other business as may properly
come before the meeting and any and all
postponements or adjournments thereof.
- -------------------------------------------------

          Please sign exactly as shown at left. Joint owners should each sign. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. Corporations and partnerships should sign in the corporate or partnership name by an authorized officer.

          Date: ---------------------------------------------------------, 1994

          ---------------------------------------------------------------------
                               Signature of Shareholder

          ---------------------------------------------------------------------
                               Signature of Shareholder

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE